Exhibit 99.1

FOR IMMEDIATE RELEASE

Dunkin’ Brands Reports First Quarter 2012 Results

•	Revenue up 9.5% and adjusted operating income up 19.8%

•	Dunkin’ Donuts U.S. comp store sales increase 7.2%

•	Baskin-Robbins U.S. comp store sales increase 9.4%

CANTON, Mass. (April 26, 2012) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts (DD) and Baskin-Robbins (BR), today reported results for the first quarter ended March 31, 2012. “We’re pleased with the performance of the business in the first quarter during which we had continued strong revenue and operating income growth. Our core Dunkin’ Donuts U.S. segment is thriving with 7.2 percent comp store sales growth and accelerating net development compared to the first quarter of 2011,” said Nigel Travis, Chief Executive Officer, Dunkin’ Brands Group, Inc., and President, Dunkin’ Donuts U.S. “We also recently announced several exciting strategic developments including an agreement with The Coca-Cola Company to serve its products in Dunkin’ Donuts and Baskin-Robbins restaurants in the U.S., an agreement with NBA star LeBron James to serve as a brand ambassador in select Southeast Asia markets for both brands, and signing a partnership with Dallas Cowboys Owner Jerry Jones and Hall of Fame quarterback Troy Aikman to develop Dunkin’ Donuts restaurants in the Dallas/Fort Worth region.”

Consolidated Key Highlights

	Quarter 1		Increase (Decrease)
($ in millions, except per share data)	2012	2011	$/#	%
System-wide Sales Growth	10.9%	5.4%
DD U.S. Comparable Store Sales Growth	7.2%	2.8%
BR U.S. Comparable Store Sales Growth	9.4%	0.5%
DD International Comparable Store Sales Growth	2.3%
BR International Comparable Store Sales Growth	7.6%
Consolidated Net POD Development[1]	82	94	(12)	-12.8%
DD Global PODs at period end	10,121	9,805	316	3.2%
BR Global PODs at period end	6,755	6,482	273	4.2%
Consolidated Global PODs at period end	16,876	16,287	589	3.6%

Revenues	$152.4	139.2	13.2	9.5%
Operating Income	55.2	44.8	10.4	23.1%
Adjusted Operating Income[2]	63.0	52.6	10.4	19.8%
Net Income (Loss)	26.0	(1.7)	27.7	n/a
Adjusted Net Income[2]	30.6	9.5	21.1	221.6%
Earnings (Loss) Per Share—Basic and Diluted
Class L—basic and diluted	n/a	$0.85	n/a	n/a
Common—basic	$0.22	(0.51)	0.73	n/a
Common—diluted	0.21	(0.51)	0.72	n/a
Diluted Adjusted Earnings per Pro Forma Common Share[2]	$0.25	0.10	0.15	150.0%
Pro Forma Weighted Average Number of Common Shares – Diluted (in millions)	121.3	97.4	23.9	24.6%

(amounts and percentages may not recalculate due to rounding)

[1]	Total DD U.S net development for the quarter was 45; total BR International net development for the quarter was 49; DD International and BR U.S. had declining store bases during the quarter.

[2]

Adjusted operating income and adjusted net income are non-GAAP measures reflecting operating income and net income adjusted for amortization of intangible assets, impairment charges, and other non-recurring charges, net of the tax impact of such adjustments in the case of adjusted net income. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures and Statistical Data,” “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliations,” and “Dunkin’ Brands Group, Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Worldwide system-wide sales growth in the first quarter was primarily attributable to Dunkin’ Donuts U.S. comparable store sales growth (which includes stores open 54 weeks or more), global store development, and growth in Baskin-Robbins international sales.

Dunkin’ Donuts U.S. comparable store sales gains in the first quarter were driven by increased average ticket and higher traffic resulting from strong beverage sales growth including gains across all cold beverages; differentiated breakfast and afternoon sandwich offerings such as the Angus Steak, Egg and Cheese Breakfast Sandwich and the Turkey, Bacon and Cheddar, and Ham and Cheese Bakery Sandwiches; sales of Dunkin’ Donuts K-Cup portion packs; and the “What Are You Drinkin’” marketing campaign.

Baskin-Robbins U.S. comparable store sales growth was driven by new product news around Valentine’s Day Cake Bites, a new “More Flavors, More Fun” advertising campaign, and improved operational execution.

In the first quarter, Dunkin’ Brands franchisees and licensees opened 82 net new restaurants across the globe. This includes 45 net new Dunkin’ Donuts U.S. locations and 49 net new Baskin-Robbins International locations. Both Baskin-Robbins U.S. and Dunkin’ Donuts International experienced declining store counts in the first quarter. Additionally, Dunkin’ Donuts U.S. franchisees remodeled 108 restaurants during the quarter.

Revenues grew by 9.5 percent compared to the first quarter of 2011, primarily from increased royalty income driven by the increase in system-wide sales.

Operating income and adjusted operating income increased $10.4 million, or 23.1 percent, and $10.4 million, or 19.8 percent, respectively, from the first quarter of 2011 primarily as a result of the increase in revenues and higher income from our joint ventures.

Net income and adjusted net income increased by $27.7 million and $21.1 million, respectively, compared to the first quarter of 2011 as a result of the increase in operating income and a decrease in interest expense associated with the refinancings completed last year and the repayment of our debt with the proceeds from our initial public offering.

Company Updates & Fiscal Year 2012 Targets

On March 5, 2012, the Company’s Board of Directors approved the initiation of a quarterly cash dividend with the first quarter cash dividend of $0.15 per share paid on March 28, 2012 to shareholders of record as of the close of business on March 19, 2012. The Company today announced that the Board of Directors declared a second quarter cash dividend of $0.15 per share, payable on May 16, 2012 to shareholders of record as of the close of business on May 7, 2012.

Additionally, as described below, the Company is increasing certain targets and reaffirming others that it has previously provided regarding its 2012 performance.

•	It expects Dunkin’ Donuts U.S. comparable store sales growth to be in the range of 4 to 5 percent and Baskin-Robbins U.S. comparable store sales growth to be in the range of 2 to 4 percent.

•

The Company continues to target opening 550 to 650 net new units globally. It expects that Dunkin’ Donuts U.S. will add between 260 and 280 net new restaurants and Baskin-Robbins U.S. will close between 60 and 80 restaurants. Internationally, the Company continues to target 350 to 450 net new units between the two brands.

•

The Company is increasing its range for revenue growth to between 7 and 8 percent with adjusted operating income growth of between 12 and 14 percent. The targets for revenue and adjusted operating income growth are based on a 52-week year in 2011.

•	The Company is increasing its range for adjusted earnings per share to $1.21 to $1.24 which would represent 29 to 32 percent growth over $0.94 adjusted earnings per share in 2011.

“The fundamentals of the business are extremely strong, and we remain laser-focused on our strategic imperatives — operational excellence, brand-differentiating product innovation and world-class marketing,” said Neil Moses, Dunkin’ Brands Chief Financial Officer. “We remain committed to delivering on our financial targets for the year and to enhancing shareholder value.”

###

Conference Call

As previously announced, Dunkin’ Brands will be holding a conference call today at 8:00 am ET hosted by Chief Executive Officer, Nigel Travis, and Chief Financial Officer, Neil Moses. The dial-in number is (866) 393-1607 or (914) 495-8556, conference number 70918022. Dunkin’ Brands will broadcast the conference call live over the Internet at http://investor.dunkinbrands.com. A replay of the conference call will be available on the Company’s website at http://investor.dunkinbrands.com.

The Company’s consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows and other additional information have been provided with this press release. This information should be reviewed in conjunction with this press release.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; changes in working relationships with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees’ relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick-service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; the impact of food borne-illness or food safety issues or adverse public or media opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management’s analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures and Statistical Data

In addition to the GAAP financial measures set forth in this press release, the Company has included certain non-GAAP measurements, adjusted operating income, adjusted net income, and diluted adjusted earnings per pro forma common share, which present operating results on a basis adjusted for certain items and/or reflecting the conversion of our previously outstanding Class L common stock into shares of common stock. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide our investors with useful information regarding our historical operating results. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the terms adjusted operating income, adjusted net income, and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted operating income and adjusted net income are reconciled from the respective measures determined under GAAP in the attached table “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliation.”

On August 1, 2011, the Company completed an initial public offering in which the Company sold 22,250,000 shares of common stock at an initial public offering price of $19.00 per share. Immediately prior to the offering, each share of the Company’s Class L common stock converted into 2.4338 shares of common stock. The number of common shares used in the calculation of diluted adjusted earnings per pro forma common share for the three months ended March 26, 2011 gives effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 2.4338 common shares for each Class L share, as if the conversion was completed at the beginning of the fiscal period. The calculation of diluted adjusted earnings per pro forma common share also includes the dilutive effect of common restricted shares and stock options, using the treasury stock method. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Dunkin’ Brands Group, Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Additionally, the Company has included metrics such as system-wide sales growth and comparable store sales growth, which are commonly used statistical measures in the quick-service restaurant industry and are important to understanding Company performance.

The Company uses “System-wide sales growth” to refer to the percentage change in sales at both franchisee- and company-owned restaurants from the comparable period of the prior year. Changes in system-wide sales are driven by changes in average comparable store sales and changes in the number of restaurants.

The Company uses “DD U.S. comparable store sales growth,” “BR U.S. comparable store sales growth” and “International comparable store sales growth,” which are calculated by including only sales from franchisee- and company-owned restaurants that have been open at least 54 weeks and that have reported sales in the current and comparable prior year week.

About Dunkin’ Brands

With more than 16,800 points of distribution in nearly 60 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of 2011, Dunkin’ Brands’ nearly 100 percent franchised business model included more than 10,000 Dunkin’ Donuts restaurants and more than 6,700 Baskin-Robbins restaurants. For the full-year 2011, the company had franchisee-reported sales of approximately $8.3 billion. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass.

Contact(s): Stacey Caravella (Investors) Director, Investor Relations Dunkin’ Brands, Inc. investor.relations@dunkinbrands.com 781-737-3200	Karen Raskopf (Media) SVP, Corporate Communications Dunkin’ Brands, Inc. karen.raskopf@dunkinbrands.com 781-737-5200

	Three months ended
	March 31,	March 26,	Increase (Decrease)
Dunkin’ Donuts U.S.	2012	2011	$	%
	($ in thousands except as otherwise noted)
Comparable store sales growth	7.2%	2.8%
Systemwide sales growth	11.5%	5.3%
Franchisee reported sales (in millions)	$1,446.2	1,299.0	147.3	11.3%

Revenues:
Royalty income	$77,852	69,305	8,547	12.3%
Franchise fees	6,206	5,210	996	19.1%
Rental income	21,675	20,664	1,011	4.9%
Other revenues	5,321	3,329	1,992	59.8%

Total revenues	$111,054	98,508	12,546	12.7%
Segment profit	$79,941	70,707	9,234	13.1%
Points of distribution	7,060	6,799	261	3.8%
Gross openings	65	52	13	25.0%
Net openings	45	27	18	66.7%

	Three months ended
	March 31,	March 26,	Increase (Decrease)
Dunkin’ Donuts International	2012	2011	$	%
	($ in thousands except as otherwise noted)
Comparable store sales growth	2.3%
Systemwide sales growth	4.8%	10.0%
Franchisee reported sales (in millions)	$160.5	153.1	7.3	4.8%

Revenues:
Royalty income	$3,458	3,106	352	11.3%
Franchise fees	271	673	(402)	-59.7%
Rental income	45	85	(40)	-47.1%
Other revenues	174	5	169	3380.0%

Total revenues	$3,948	3,869	79	2.0%
Segment profit	$3,161	3,181	(20)	-0.6%
Points of distribution	3,061	3,006	55	1.8%
Gross openings	95	84	11	13.1%
Net openings (closings)	(7)	18	(25)	-138.9%

	Three months ended
	March 31,	March 26,	Increase (Decrease)
Baskin Robbins U.S.	2012	2011	$	%
	($ in thousands except as otherwise noted)
Comparable store sales growth	9.4%	0.5%
Systemwide sales growth	10.8%	0.4%
Franchisee reported sales (in millions)	$114.0	102.9	11.1	10.8%

Revenues:
Royalty income	$5,814	5,108	706	13.8%
Franchise fees	170	376	(206)	-54.8%
Rental income	1,043	1,218	(175)	-14.4%
Sales of ice cream products	948	906	42	4.6%
Other revenues	1,877	1,843	34	1.8%

Total revenues	$9,852	9,451	401	4.2%
Segment profit	$5,457	4,475	982	21.9%
Points of distribution	2,488	2,559	(71)	-2.8%
Gross openings	6	9	(3)	-33.3%
Net closings	(5)	(26)	21	-80.8%

	Three months ended
	March 31,	March 26,	Increase (Decrease)
Baskin Robbins International	2012	2011	$	%
	($ in thousands except as otherwise noted)
Comparable store sales growth	7.6%
Systemwide sales growth	11.6%	5.1%
Franchisee reported sales (in millions)	$263.0	235.8	27.2	11.6%

Revenues:
Royalty income	$2,007	1,836	171	9.3%
Franchise fees	266	345	(79)	-22.9%
Rental income	149	151	(2)	-1.3%
Sales of ice cream products	21,775	21,810	(35)	-0.2%
Other revenues	44	114	(70)	-61.4%

Total revenues	$24,241	24,256	(15)	-0.1%
Segment profit	$7,282	7,987	(705)	-8.8%
Points of distribution	4,267	3,923	344	8.8%
Gross openings	115	135	(20)	-14.8%
Net openings	49	75	(26)	-34.7%

Fiscal year totals may not recalculate due to rounding

	Q1	Q2	Q3	Q4	Fiscal Year
Dunkin’ Donuts U.S.	2011	2011	2011	2011	2011
	($ in thousands except as otherwise noted)
Comparable store sales growth	2.8%	3.8%	6.0%	7.4%	5.1%
Systemwide sales growth	5.3%	6.0%	8.3%	17.4%	9.4%
Franchisee reported sales (in millions)	$1,299.0	1,463.2	1,501.5	1,655.6	5,919.2

Revenues:
Royalty income	$69,305	78,321	80,659	88,918	317,203
Franchise fees	5,210	5,580	9,653	9,462	29,905
Rental income	20,664	22,665	22,259	21,002	86,590
Other revenues	3,329	3,660	4,295	4,510	15,794

Total revenues	$98,508	110,226	116,866	123,892	449,492
Segment profit	$70,707	82,605	88,992	92,004	334,308
Points of distribution	6,799	6,838	6,895	7,015	7,015
Gross openings	52	71	91	160	374
Net openings	27	39	57	120	243

	Q1	Q2	Q3	Q4	Fiscal Year
Dunkin’ Donuts International	2011	2011	2011	2011	2011
	($ in thousands except as otherwise noted)
Systemwide sales growth	10.0%	10.3%	13.7%	2.9%	9.1%
Franchisee reported sales (in millions)	$153.1	162.4	161.5	159.6	636.7

Revenues:
Royalty income	$3,106	3,191	3,175	3,185	12,657
Franchise fees	673	567	405	649	2,294
Rental income	85	79	49	45	258
Other revenues	5	(6)	40	5	44

Total revenues	$3,869	3,831	3,669	3,884	15,253
Segment profit	$3,181	3,150	2,496	2,701	11,528
Points of distribution	3,006	3,029	3,005	3,068	3,068
Gross openings	84	82	70	105	341
Net openings (closings)	18	23	(24)	63	80

	Q1	Q2	Q3	Q4	Fiscal Year
Baskin Robbins U.S.	2011	2011	2011	2011	2011
	($ in thousands except as otherwise noted)
Comparable store sales growth	0.5%	-2.8%	1.7%	5.8%	0.5%
Systemwide sales growth	0.4%	-5.3%	-0.5%	11.1%	0.2%
Franchisee reported sales (in millions)	$102.9	150.5	149.3	98.9	501.7

Revenues:
Royalty income	$5,108	7,509	7,488	5,072	25,177
Franchise fees	376	299	357	239	1,271
Rental income	1,218	1,184	1,180	962	4,544
Sales of ice cream products	906	1,022	947	905	3,780
Other revenues	1,843	2,808	2,451	1,581	8,683

Total revenues	$9,451	12,822	12,423	8,759	43,455
Segment profit	$4,475	7,101	7,140	2,877	21,593
Points of distribution	2,559	2,546	2,528	2,493	2,493
Gross openings	9	13	12	15	49
Net closings	(26)	(13)	(18)	(35)	(92)

	Q1	Q2	Q3	Q4	Fiscal Year
Baskin Robbins International	2011	2011	2011	2011	2011
	($ in thousands except as otherwise noted)
Systemwide sales growth	5.1%	15.6%	13.2%	10.9%	11.7%
Franchisee reported sales (in millions)	$235.8	352.2	389.5	308.8	1,286.3

Revenues:
Royalty income	$1,836	2,292	2,489	1,805	8,422
Franchise fees	345	380	336	532	1,593
Rental income	151	153	157	155	616
Sales of ice cream products	21,810	24,203	24,644	25,631	96,288
Other revenues	114	(89)	44	(101)	(32)

Total revenues	$24,256	26,939	27,670	28,022	106,887
Segment profit	$7,987	10,279	14,276	10,302	42,844
Points of distribution	3,923	4,014	4,097	4,218	4,218
Gross openings	135	148	126	162	571
Net openings	75	91	83	121	370

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,	March 26,
	2012	2011
Revenues:
Franchise fees and royalty income	$96,044	85,959
Rental income	22,939	22,131
Sales of ice cream products	22,723	22,716
Other revenues	10,666	8,407

Total revenues	152,372	139,213

Operating costs and expenses:
Occupancy expenses—franchised restaurants	12,920	12,288
Cost of ice cream products	16,818	15,124
General and administrative expenses, net	57,840	53,886
Depreciation	6,189	6,126
Amortization of other intangible assets	6,865	7,082
Impairment charges	9	653

Total operating costs and expenses	100,641	95,159
Equity in net income of joint ventures:	3,464	782

Operating income	55,195	44,836

Other income (expense):
Interest income	118	115
Interest expense	(16,696)	(33,882)
Loss on debt extinguishment and refinancing transactions	—	(11,007)
Other gains, net	60	476

Total other expense	(16,518)	(44,298)

Income before income taxes	38,677	538
Provision for income taxes	12,763	2,261

Net income (loss) including noncontrolling interests	25,914	(1,723)
Net loss attributable to noncontrolling interests	(36)	—

Net income (loss) attributable to Dunkin’ Brands Group, Inc.	$25,950	(1,723)

Earnings (loss) per share:
Class L—basic and diluted	n/a	$0.85
Common—basic	$0.22	(0.51)
Common—diluted	0.21	(0.51)

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$206,005	246,715
Accounts, notes, and other receivables, net	44,798	58,787
Other current assets	104,051	100,972

Total current assets	354,854	406,474
Property and equipment, net	184,920	185,360
Investments in joint ventures	157,374	164,636
Goodwill and other intangible assets, net	2,391,607	2,398,211
Other assets	69,206	69,337

Total assets	$3,157,961	3,224,018

Liabilities, Common Stock, and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$16,000	14,965
Accounts payable	7,662	9,651
Other current liabilities	232,242	291,924

Total current liabilities	255,904	316,540

Long-term debt, net	1,446,072	1,453,344
Deferred income taxes, net	575,111	578,660
Other long-term liabilities	131,536	129,538

Total long-term liabilities	2,152,719	2,161,542

Total stockholders’ equity	749,338	745,936

Total liabilities, common stock, and stockholders’ equity	$3,157,961	3,224,018

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,	March 26,
	2012	2011
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$25,914	(1,723)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,054	13,208
Loss on debt extinguishment and refinancing transactions	—	11,007
Deferred income taxes	(3,649)	726
Equity in net income of joint ventures	(3,464)	(782)
Dividends received from joint ventures	4,389	—
Other non-cash adjustments, net	952	2,108
Change in operating assets and liabilities:
Restricted cash	—	—
Accounts, notes, and other receivables, net	14,814	31,480
Other current liabilities	(64,975)	(41,696)
Liabilities of advertising funds, net	819	(6,926)
Other, net	(292)	(3,808)

Net cash provided by (used in) operating activities	(12,438)	3,594

Cash flows from investing activities:
Additions to property and equipment	(4,279)	(3,734)
Other, net	(651)	301

Net cash used in investing activities	(4,930)	(3,433)

Cash flows from financing activities:
Repayment of long-term debt, net	(6,441)	(750)
Payment of deferred financing and other debt-related costs	—	(16,209)
Proceeds from issuance of common stock, net	—	3,213
Dividend payments to common shareholders	(18,046)	—
Other, net	939	(88)

Net cash used in financing activities	(23,548)	(13,834)

Effect of exchange rates on cash and cash equivalents	206	81

Decrease in cash and cash equivalents	(40,710)	(13,592)
Cash and cash equivalents, beginning of period	246,715	134,100

Cash and cash equivalents, end of period	$206,005	120,508

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Diluted Adjusted Earnings per Pro Forma Common Share

(In thousands, except share and per share data)

(Unaudited)

	Three months ended
	March 31,	March 26,
	2012	2011
Adjusted net income available to common shareholders:
Adjusted net income	$30,623	9,522
Less: Adjusted net income allocated to participating securities	(71)	(92)

Adjusted net income available to common shareholders	30,552	9,430
Pro forma weighted average number of common shares – diluted:
Weighted average number of Class L shares	—	22,817,115
Class L conversion factor	—	2.4338

Weighted average number of converted Class L shares	—	55,532,882
Weighted average number of common shares	119,682,197	41,370,341

Pro forma weighted average number of common shares – basic	119,682,197	96,903,223
Incremental dilutive common shares (a)	1,633,983	463,452

Pro forma weighted average number of common shares – diluted	121,316,180	97,366,675

Diluted adjusted earnings per pro forma common share	$0.25	0.10

(a)	Represents the dilutive effect of restricted shares and stock options, using the treasury stock method.

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three months ended
	March 31,	March 26,
	2012	2011
Operating income	$55,195	44,836

Operating income margin	36.2%	32.2%

Adjustments:
Amortization of other intangible assets	6,865	7,082
Impairment charges	9	653
Secondary offering costs	914	—

Adjusted operating income	$62,983	52,571

Adjusted operating income margin	41.3%	37.8%

Net income (loss) attributable to Dunkin’ Brands Group, Inc.	$25,950	(1,723)

Adjustments:
Amortization of other intangible assets	6,865	7,082
Impairment charges	9	653
Secondary offering costs	914	—
Loss on debt extinguishment and refinancing transactions	—	11,007
Tax impact of adjustments (a)	(3,115)	(7,497)

Adjusted net income	$30,623	9,522

(a)	Tax impact of adjustments calculated at a 40% effective tax rate for each period presented.